Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of B. Riley Financial, Inc. of our reports dated March 16, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of magicJack VocalTec Ltd. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2017 of magicJack VocalTec Ltd. and Subsidiaries. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-3 (File No. 333-233907) incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

West Palm Beach, Florida

February 10, 2020

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.